Exhibit 3.2

                            CERTIFICATE OF FORMATION

                                       FOR

                        NELNET STUDENT LOAN FUNDING, LLC

        The undersigned, a natural person, acting as organizer, hereby forms a limited liability company pursuant to and in accordance with the terms and provisions of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq., as amended from time to time (the "Act"), and adopts the following Certificate of Formation for such limited liability company.

                                   ARTICLE I

                                      Name

        The name of the limited liability company is Nelnet Student Loan Funding, LLC (the "Company").

                                   ARTICLE II

                       Registered Office, Registered Agent

        The registered agent of the Company in Delaware shall be The Corporation Trust Company (the "Registered Agent"). The address of the Registered Agent is 1209 Orange Street, Wilmington, Delaware 19801.

                                  ARTICLE III

                             Liabilities of Members

        Members of the Company shall not be liable under any judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company.

                                   ARTICLE IV

                                 Indemnification

        The Company shall indemnify its Members to the maximum extent permitted by the Act as the same now exists and may hereafter be amended. The Members hereby expressly approve indemnification of a Member on the terms, for the events, and with full knowledge of the consequences of indemnifying such Member in accordance with the terms, and subject to the limitations, of the Act as in effect at any time and from time to time.

                                   ARTICLE V

                                    Organizer

        The name and address of the organizer of the Company is Thomas H. Duncan, 1225 Seventeenth Street, Suite 2300, Denver, Colorado 80202.

        I, THE UNDERSIGNED, being the sole organizer hereinbefore named, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, do make and file this Certificate of Formation, hereby declaring and certifying that the facts stated herein are true, and accordingly have hereunto set my hand this 24th day of January, 2002.



                                            /s/ Thomas H. Duncan
                                            ------------------------------------
                                            Thomas H. Duncan, Organizer



STATE OF COLORADO                )
                                 ) ss
CITY AND COUNTY OF DENVER        )


        On this 24th day of January, 2002, before me, a Notary Public, personally appeared Thomas H. Duncan, who acknowledged that he executed the above instrument.

[SEAL]

                                            /s/ Linda S. Winter
                                            ------------------------------------
                                            Notary Public


My commission expires:       10/21/2002
                      ----------------------